UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 1, 2005

XYBERNAUT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15086	54-1799851
(Commission File Number)	(I.R.S. Employer Identification Number)

12701 FAIR LAKES CIRCLE, FAIRFAX, VIRGINIA, 22033
(Address of Principal Executive Offices) (Zip Code)

(703) 631-6925
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 1, 2005, Xybernaut Corporation (the “Company”) received a purchase order commitment for approximately $731,500 of its on-hand inventory from its largest existing Value Added Reseller (VAR), Xperience, payable in three installments until July 29, 2005. The inventory sold included Atigo T and Atigo T High Bright mobile computers that the Company introduced in 2002. The Atigo product line includes a family of mobile wireless web panels that can be used either as stand-alone handheld personal computers or as displays for a Mobile Assistant system. Under certain circumstances, the Company has the option to repurchase the Atigo T High Bright mobile computers at the price the Company sold such inventory to Xperience. The terms of the sale included a significant negotiated discount to the price at which such inventory is sold to Xperience in the normal course of business, resulting in a sale below the Company’s cost of the inventory sold.

The Company continues to face a severe liquidity crisis and possible insolvency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYBERNAUT CORPORATION
By:	/s/ Perry L. Nolen
Perry L. Nolen
President and Chief Executive Officer

Dated: July 8, 2005